UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2005

GlycoGenesys, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-26476	33-0231238
(Commission File Number)	(IRS Employer Identification No.)

31 St. James Avenue, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

(617) 422-0674

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 24, 2005, GlycoGenesys, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate”) to its Articles of Incorporation with the Nevada Secretary of State which was effective upon filing. The Certificate amended Article Fourth of the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 33,333,333 to 75,000,000. The total number of authorized preferred shares remains unchanged at 5,000,000 shares, thus the Company’s total number of authorized shares was increased from 38,333,333 to 80,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2005	By:	/s/ Bradley J Carver
Bradley J Carver
President and Chief Executive Officer